U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported):    June 30, 2003

GLASSMASTER COMPANY

(Exact name of small business issuer as specified in its charter)

South Carolina	0-2331	57-0283724

(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation of organization	File Number)	Identification No.)

PO Box 788, Lexington SC	29071

(Address of principal executive offices)	(Zip Code)

Issuer’s Telephone Number, including area code:    803-359-2594

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On June 4, 2003, the Glassmaster Company (“the company”), was informed by its independent auditors, Brittingham, Dial and Jeffcoat, CPA’s, P.A. (“Brittingham”) that they would be resigning as the company’s independent auditors effective June 20, 2003.

The audit reports of Brittingham on the financial statements as of and for the two most recent fiscal years of the company ended August 31, 2001 and August 31, 2002 were modified to include an uncertainty regarding the company’s ability to continue as a going concern.

During the two most recent fiscal years of the company ended August 31, 2001 and August 31, 2002 and the subsequent interim periods through June 20, 2003, there were no disagreements between the company and Brittingham on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Brittingham’s satisfaction, would have caused Brittingham to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the company ended August 31, 2001 and August 31, 2002 or within the subsequent interim period through June 20, 2003. A letter from Brittingham is attached hereto as Exhibit 1.

The company has not yet engaged a new independent auditor.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

Exhibit 1	Letter of Brittingham, Dial and Jeffcoat, CPA’s, P.A. regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLASSMASTER COMPANY LEXINGTON, SC

Date: June 30, 2003	/s/ Raymond M. Trewhella

Raymond M. Trewhella
(CEO and Chairman of the Board,
Principal Executive Officer)

Date: June 30, 2003	/s/ Richard E. Trewhella

Richard E. Trewhella
(Corporate Controller & Treasurer,
Principal Financial Officer)

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